Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) dated as of August 23, 2021 is executed by INVESTCORP CREDIT MANAGEMENT BDC, INC., a Maryland corporation (“Pledgor”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent for itself, as a Secured Party and for the other Secured Parties (in such capacities, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Pledgor owns those certain equity, ownership and beneficial interests in INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC¸ a Delaware limited liability company (“Borrower”), as more particularly described on Schedule I attached hereto;

WHEREAS, Borrower, CM Investment Partners LLC, Wells Fargo Bank, National Association, Administrative Agent and certain financial institutions (“Lenders”) have entered into that certain Loan, Security and Investment Management Agreement, dated as of the date hereof, pursuant to which such Lenders may make certain Loan Advances to Borrower (as amended on the date hereof and as may be further, modified, amended or restated from time to time the “Loan and Security Agreement”);

WHEREAS, the Borrower pledged all of its respective assets to Administrative Agent as collateral as required under the Loan and Security Agreement;

WHEREAS, Pledgor hereby acknowledges that it will directly and indirectly benefit from the making of such loan to Borrower;

NOW, THEREFORE, in consideration of the agreements made by Administrative Agent and the Secured Parties for the benefit of Borrower in the Loan and Security Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. When used herein, capitalized terms which are not otherwise defined have the meanings assigned thereto in the Loan and Security Agreement.

2.          Pledge. As security for the payment and performance of all of the Obligations, Pledgor hereby pledges to Administrative Agent, and grants to Administrative Agent, for the benefit of Administrative Agent and the Secured Parties, a continuing security interest in, all of the following, whether now existing or hereafter owned, existing or arising (the “Subject Collateral”):

(a)      All equity, ownership and beneficial interests in Borrower held by Pledgor, including, without limitation, the equity interests described on Schedule I hereto and any investment property and general intangibles evidenced by or relating to such equity and ownership interests (collectively, the “Subject Securities”), and all other property hereafter delivered to Administrative Agent in substitution for or in addition to any of the foregoing;

(b)      all documents, certificates and/or instruments representing any of the foregoing and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, except for any distributions with respect to the Subject Securities that would be permitted under the Transaction Documents; and

(c)      all products and proceeds of all of the foregoing.

Pledgor agrees to deliver to Administrative Agent, for the benefit of itself and the Secured Parties, promptly upon receipt and in due form for transfer, any certificates evidencing the Subject Securities, and any other Subject Collateral which may at any time or from time to time come into the possession or control of such Pledgor; and prior to the delivery thereof to Administrative Agent, such Subject Collateral shall be held by Pledgor separate and apart from its other property and in express trust for Administrative Agent.

Pledgor further agrees to obtain the written acknowledgment of any custodian of the Subject Collateral, and that (i) all rights of such Pledgor in the Subject Collateral are subject to such security interest, (ii) such custodian is authorized and instructed to comply with any instruction of Administrative Agent with respect to disposition or transfer of the Subject Collateral, including any instruction to cease accepting instructions from such Pledgor, and (iii) in the event of a conflict between instructions given by Administrative Agent and instructions given by Pledgor, Administrative Agent’s instructions shall control. It is Pledgor’s intent that, by virtue of this Agreement and such acknowledgments, Administrative Agent is granted “control” within the meaning of Sections 9-104 and 9-106 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) with respect to the Subject Collateral. Pledgor hereby agrees that it will not grant “control” (within the meaning of such Sections of the UCC) to any Person other than Administrative Agent with respect to the Subject Collateral.

The Administrative Agent and the Lenders are relying solely on the credit and assets of the Borrower for the payment of the Obligations and are not relying on the credit or assets of the Pledgor other than the Collateral for the payment on the Obligations. The Pledgor and the Administrative Agent are entering into this Agreement for the purpose of the reliance by the Administrative Agent and the Lenders on the credit and assets of the Borrower and not on the general credit or the assets of the Pledgor other than the Collateral. The Administrative Agent and the Lenders acknowledge and agree as follows:

(i) The Administrative Agent and the Lenders shall have recourse for the payment of the Obligations under this Agreement or the Loan and Security Agreement solely to the Collateral and shall have no recourse for the payment of the Obligations under this Agreement or the Loan and Security Agreement to the credit or the assets of the Pledgor other than the Collateral. Any claim of the Administrative Agent or the Lenders for the payment of the Obligations under this Agreement or the Loan and Security Agreement shall not constitute a claim against the Pledgor to the extent that the Collateral or the collateral pledged by the Borrower under the Security Agreement, including the cash flow or proceeds therefrom, is insufficient to repay the Obligations in full.

3.      Warranties; Further Assurances. Pledgor warrants to Administrative Agent that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of the Subject Collateral owned by it free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder; and (b) the pledge and delivery of the Subject Collateral owned by it pursuant to this Agreement will create a valid first priority, perfected security interest in such Subject Collateral in favor of Administrative Agent and its assigns.

So long as any of the Obligations shall be outstanding, Pledgor (i) shall not, without the express prior written consent of Administrative Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase any Subject Securities pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Subject Collateral; (ii) hereby consents to the filing of such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the, same in all public offices reasonably deemed necessary or appropriate by Administrative Agent) and do such other acts and things, all as Administrative Agent may from time to time reasonably request, to establish and maintain a valid, first priority perfected security interest in the Subject Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Obligations; (iii) will execute and deliver to Administrative Agent such allonges, endorsements and similar documents relating to the Subject Collateral, satisfactory in form and substance to Administrative Agent, as Administrative Agent may reasonably request; (iv) will furnish Administrative Agent such information concerning the Subject Collateral as Administrative Agent may from time to time reasonably request, and will permit Administrative Agent or any designee of Administrative Agent, from time to time to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Pledgor which pertain to the Subject Collateral, and will, upon request of Administrative Agent at any time when an Event of Default has occurred and is continuing, deliver to Administrative Agent all of such records and papers; and (v) represents and warrants that the Subject Collateral is classified as, and agrees that it shall take no action to cause the Subject Collateral not to be classified as certificated securities under the terms of Article 8 of the applicable Uniform Commercial Code.

4.      Holding in Name of Administrative Agent, etc. Administrative Agent may from time to time after the occurrence and during the continuance of an Event of Default, without notice to Pledgor, take all or any of the following actions: (a) transfer all or any part of the Subject Collateral into the name of Administrative Agent or any nominee or sub-agent for Administrative Agent, with or without disclosing that such Subject Collateral is subject to the lien, pledge and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Subject Collateral, (c) notify the parties obligated on any of the Subject Collateral to make payment directly to Administrative Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of Pledgor to allow collection of the Subject Collateral, (e) enforce collection of any of the Subject Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Subject Collateral.

5.          Voting Rights, Dividends, etc. Notwithstanding any other provisions contained in this Agreement, so long as the Obligations remain unpaid, and so long as Administrative Agent has not given the notice referred to in Subsection 5(c) below.

(a)      Pledgor shall be entitled to exercise any and all voting or consensual rights and powers and purchase or subscription rights (any exercise by Pledgor of such purchase or subscription rights may be made only from funds of Pledgor not comprising the Subject Collateral) relating or pertaining to the Subject Collateral or any part thereof for any purpose; provided, that Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Subject Collateral or any part thereof or any other material adverse effect in relation to the Collateral or Pledgor’s obligations pursuant to the Loan and Security Agreement or any other Transaction Document.

(b)      Pledgor shall be entitled to receive and retain any and all dividends, interest or other cash distributions payable on or in respect of the Subject Collateral which are paid in cash if such dividends, interest or other distributions are permitted by the Transaction Documents, but all dividends, interest and distributions in respect of the Subject Collateral or any part thereof made in Subject Securities, whether resulting from a subdivision, combination or reclassification of Subject Collateral or any part thereof or received in exchange for Subject Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Person who issues a Subject Security may be a party or otherwise or as a result of any exercise of any purchase or subscription rights, shall be and become part of the Subject Collateral hereunder and, if received by Pledgor, shall be forthwith delivered to Administrative Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

(c)      Upon notice delivered to Pledgor from Administrative Agent and at all times during the continuance of an Event of Default, all rights and powers which Pledgor is entitled to exercise pursuant to this Section 5, and all rights of Pledgor to receive and retain dividends pursuant to Subsection 5(b) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in Administrative Agent which shall have, during the continuance of such Event of Default the sole and exclusive authority to exercise such rights and powers and to receive such dividends, interest or other distributions. Any and all money and other property paid over to or received by Administrative Agent pursuant to this Subsection 5(c) shall be retained by Administrative Agent as additional Subject Collateral hereunder and applied in accordance with the provisions hereof or any other Transaction Documents.

6.          Remedies. Whenever an Event of Default shall exist, Administrative Agent may exercise from time to time any rights and remedies available to it under the UCC as in effect in the State of New York or otherwise available to it under the Transaction Documents or other applicable law. Without limiting the foregoing, whenever an Event of Default shall exist, Administrative Agent, to the extent necessary to satisfy the Obligations, (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Subject Collateral, free of all rights and claims of Pledgor therein and thereto, at any public or private sale and (ii) bid for and purchase any or all of the Subject Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Subject Collateral. Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by Administrative Agent of any of its rights and remedies during the continuance of an Event of Default. Any notification of intended disposition of any of the Subject Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Subject Collateral may be applied by Administrative Agent to the payment of reasonable expenses in connection with the Subject Collateral, including, without limitation, reasonable attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by Administrative Agent toward the payment of the Obligations, and in such order of application, as Administrative Agent may from time to time elect (and, after payment in full of all Obligations, any excess shall be delivered to Pledgor or as a court of competent jurisdiction shall direct).

Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Subject Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Subject Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental authority or official, and Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that Administrative Agent shall not be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Subject Collateral is sold in compliance with any such limitation or restriction. Pledgor waives any right it may now or hereafter have to require Administrative Agent to marshal any of the collateral from time to time securing the Obligations.

7.      Waiver of Transfer Restrictions. Pledgor and the Borrower hereby consent to the terms and conditions contained in this Agreement, to the transactions contemplated thereby and to all future amendments thereto, notwithstanding any limitations or restrictions on such transactions set forth in the governing documents of Borrower or otherwise with respect to the transfer of any of the Subject Collateral. Without limiting the foregoing, Pledgor and the Borrower agree that any rights of first refusal, options to purchase or other conditions or restrictions affecting the transfer of any of the Subject Collateral shall not be triggered by, or otherwise in any respect be applicable to, the execution and delivery of this Agreement or the exercise of Administrative Agent’s rights and remedies under this Agreement, as amended from time to time, and upon Administrative Agent’s exercise of its rights and remedies under this Agreement (as amended from time to time), Administrative Agent, a purchaser at a foreclosure sale of the Subject Collateral or any such party’s designee shall be immediately and automatically admitted as an owner of the Borrower with all ownership rights accruing to it (including, without limitation, all rights to distributions and voting) without the need to obtain the consent of any owner or the Borrower or to provide or comply with a right of first refusal or option to purchase with respect to any of the Subject Collateral in favor of any owner, the

Borrower or any other Person, notwithstanding anything in the governing documents of Borrower, any agreement to which the Pledgor is now or hereafter a party with respect to any of the Subject Collateral or otherwise to the contrary or in conflict thereof.

8.          Attorney in Fact. Pledgor hereby irrevocably appoints Administrative Agent as its limited attorney-in-fact in accordance with the powers granted in connection with this Agreement (without requiring Administrative Agent to act as such), with full power of substitution, which appointment as limited attorney-in-fact is irrevocable during the term of this Agreement, to take any action Administrative Agent deems necessary upon the occurrence and during the continuation of an Event of Default to perfect, protect and realize upon its lien and first priority security interest in the Subject Collateral, including the execution and delivery of any and all documents or instruments related to the Subject Collateral in Pledgor’s name, or otherwise to effect fully the purpose, terms and conditions of this Agreement and the other Transaction Documents, and said appointment shall create in Administrative Agent a power coupled with an interest.

9.          General.

(a)      Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Subject Collateral if it takes such action for that purpose as Pledgor shall request in writing, but failure of Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Administrative Agent to preserve or protect any rights with respect to the Subject Collateral against prior parties, or to do any act with respect to preservation of the Subject Collateral not so requested by Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Subject Collateral.

(b)      No delay on the part of Administrative Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by Administrative Agent and Pledgor, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)      All obligations of Pledgor and all rights, powers and remedies of Administrative Agent expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Obligations or any security therefor.

(d)      Upon notice to Pledgor, Administrative Agent may assign, without Pledgor’s consent, its interests in this Agreement and the other Transaction Documents to any other Person, including, without limitation, any of Administrative Agent’s affiliates.

(e)      This Agreement shall be binding upon Pledgor, Borrower and Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Pledgor and Administrative Agent and the successors and assigns of Administrative Agent.

(f)      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.

10.         Governing Law; Jurisdiction; Service of Process; Venue.

(a)      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(b)      BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)      PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

11.      JURY TRIAL WAIVER. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. PLEDGOR FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ADMINISTRATIVE AGENT OR ANY SECURED PARTY, INCLUDING ADMINISTRATIVE AGENT’S OR ANY SECURED PARTY’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. PLEDGOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT’S AND EACH SECURED PARTY’S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE.

12.      Loan and Security Agreement. Pledgor hereby agrees to be bound by any covenants stated to be binding upon them in the Loan and Security Agreement and such covenants are hereby incorporated by reference as if fully set forth herein.

13.      Modification. This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

14.      Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document. Receipt of an executed signature page to this Agreement by facsimile, attachment to an email or other electronic transmission shall constitute effective delivery thereof.

15.      Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

16.      Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

Address for notices:	PLEDGOR:
280 Park Avenue – 39th Fl.
New York, NY 10017	INVESTCORP CREDIT MANAGEMENT
Email: rdelguercio@gmail.com	BDC, INC
Tel: 212-257-5193
Fax: 212-703-1206	By: /s/ Rocco DelGuercio
Name: Rocco DelGuercio
Title: Chief Financial Officer

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

84803378

Address for Notices:	AGENT:

Capital One, National Association	CAPITAL ONE, NATIONAL
4445 Willard Avenue, 6th Floor	ASSOCIATION,
Chevy Chase, Maryland 20815	a national banking association
Facsimile: (301) 280-0299
Attn: Troy Pierce
By: /s/ Peter Sweeney
Name: Peter Sweeney
Title: Director

With a copy to:

Holland & Knight LLP 200 Crescent Court, 16th Floor
Dallas, Texas 75201
Facsimile: (214) 964-9501
Attn: James L. Baker, Esq.

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

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ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees to the terms of, and agrees to be bound by, the Pledge Agreement and to promptly to note on its books and records the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any of the Subject Collateral in the name of Administrative Agent or its nominee or the exercise of voting rights by Administrative Agent, and, after written notice from Administrative Agent that an Event of Default has occurred, each agrees, that in acting upon the instructions of Administrative Agent, it will not require the further consent of, or seek further instruction from, Pledgor at any time. The undersigned will not permit Pledgor or any other Person to opt out of Article 8 of the applicable Uniform Commercial Code with respect to its Subject Securities without the express, prior written consent of Administrative Agent.

Acknowledged and Agreed:

INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC

By:	/s/ Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Authorized Signatory

[Investcorp] Pledge Agreement

84803378

SCHEDULE I

SUBJECT SECURITIES

Name of Entity	Pledgor	Percentage of Ownership
INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC	INVESTCORP CREDIT MANAGEMENT BDC, INC	100%

[Investcorp] Pledge Agreement

84803378